UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 23, 2023

Certara, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-39799	82-2180925
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

100 Overlook Center Suite 101 Princeton, New Jersey		08540
(Address of principal executive offices)		(Zip Code)

(609) 716-7900
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.01 per share	CERT	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company, as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.07Submission of Matters to a Vote of Security Holders

On May 23, 2023, Certara, Inc. (the “Company”) held its annual meeting of shareholders. The proposals are described in the Company’s proxy statement for the 2023 Annual Meeting Shareholders filed with the Securities and Exchange Commission on April 10, 2023.  The final results of the votes regarding each proposal are set forth below.

1.	The Company’s shareholders elected the three Class III directors listed below to the Board of Directors of the Company to hold office until the 2026 annual meeting of shareholders and until their respective successors have been duly elected and qualified. The votes regarding this proposal were as follows:

	For	Against	Abstain	Broker Non-Vote
William Feehery	130,388,924	4,580,494	118,827	4,434,781
Rosemary Crane	133,121,269	1,847,523	119,453	4,434,781
Stephen McLean	104,865,958	30,094,988	127,299	4,434,781

2.	The Company’s shareholders ratified the appointment of the Company’s independent registered public accounting firm for the 2023 fiscal year. The votes regarding this proposal were as follows:

For	Against	Abstain	Broker Non-Vote
139,478,439	12,961	31,626	0

3.	The Company’s shareholders approved an advisory vote on the named executive officer’s compensation. The votes regarding this proposal were as follows:
For	Against	Abstain	Broker Non-Vote
131,496,129	3,458,558	133,558	4,434,781

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

104	Cover Page Interactive Data File (formatted as Inline XBRL).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 25, 2023	CERTARA, INC.
(Registrant)

	By:	/s/ Richard M. Traynor
Richard M. Traynor
Senior Vice President and General Counsel